Exhibit 99.1

At the Company:	Media Relations:	Investor Relations:
Barry A. Rothman	Chris Faust	Gary Geraci
Onstream Media Corporation	FastLane Communications	Equity Performance Group
954-917-6655	973.582.3498	617-723-2373
brothman@onstreammedia.com	cfaust@fast-lane.net	gary@equityperfgp.com

FOR IMMEDIATE RELEASE:

Onstream Media Corporation Reports Fiscal 2007 First Quarter Results

POMPANO BEACH, FL - February 20, 2007 - Onstream Media Corporation (Nasdaq: ONSM), a leading online service provider of live and on-demand, digital media communications and applications, announced today its unaudited first quarter fiscal year 2007 financial results, for the three months ended December 31, 2006.

Operating Statement Highlights:

•	Revenue increased by approximately 17% in the first quarter of fiscal year 2007 to approximately $2.2 million, from approximately $1.9 million in the first quarter of fiscal year 2006.

•
The net loss for the first quarter of fiscal 2007 was approximately $3.5 million ($0.21 loss per share) as compared to a net loss of approximately $1.7 million ($0.14 loss per share) for the corresponding prior year period. The increased net loss was largely attributable to the increased non-cash interest expense arising from a significantly higher number of conversions to equity of debentures during the reported quarter and the resulting write-off of unamortized discount. The Company’s net loss for the first quarter of fiscal 2007 included approximately $3.0 million of non-cash expenses (including non-cash interest).

Balance Sheet Highlights:

•	During the period from January 1, 2007 through February 9, 2007, the Company has received approximately $2.8 million in cash from the exercise of previously issued warrants and options.

•	The Company’s cash balance was approximately $4.3 million as of February 9, 2007, resulting primarily from the warrant and option exercises.

•
As a result of conversions into common shares, the Company’s 8% senior and subordinated convertible debentures outstanding have been significantly reduced by approximately $4.6 million since the end of fiscal year 2006, leaving an aggregate of $650,000 of unconverted 8% Senior and Subordinated Convertible Debentures as of February 9, 2007.

•	The Company’s stockholders’ equity increased approximately 64%, as compared to the end of the prior quarter, to approximately $13.8 million as of the end of the first quarter of fiscal 2007.

•	The Company reported positive net working capital (current assets in excess of current liabilities) as of December 31, 2006.

99.1-1

Financial Discussion:

Randy Selman, president and chief executive officer of Onstream Media, stated, “One by one, all key aspects of our business continue to show meaningful improvement. Most important, bolstered by a current cash position of approximately $4.3 million as well as a reduction in debt of about $4.6 million since the end of our last fiscal year, we are now positioned to move forward more aggressively on many important revenue enhancing fronts, including a further expansion of our sales and marketing activities.”

Mr. Selman continued, “In addition to an overall 17% increase in the Company’s revenues for the quarter over the previous year quarter, we also saw, for the first time in several quarters, an increase in both the number of webcast events produced and average per event pricing. Our webcast client base is now growing at a steady rate, including the addition of several high profile public-interest projects. We expect this growth to be augmented over ensuing quarters by our recently launched webinar service and the upcoming launch of the full version of our Quickcast product.”

“During the balance of fiscal 2007,” Mr. Selman added, “we will also look to capitalize on significant opportunities for our digital asset management business, including those emanating from increasingly popular applications such as social networks, video classified advertising and video oriented portals. In fact, we expect the pending launch of major enhancements to our DMSP, coupled with our expanded partnership with Akamai Technologies and our recent teaming and services agreements signed with Five Across, Inc., to play a pivotal role in our growth in 2007. In this regard, we are optimistic that several potential customer relationships currently in our sales and marketing pipeline will shortly close and begin contributing to our operating performance this year.”

The 17% increase in revenues for the quarter ended December 31, 2006, as compared to the comparable quarter of the previous fiscal year, included an increase in revenue from the Digital Asset Management Group of approximately $122,000 (12%), coupled with an increase in revenue from the Webcasting Group of approximately $196,000 (23%).

The increase in Digital Asset Management Group revenues were primarily due to increased digital asset management fees, including approximately $246,000 from a new client that selected the Company to process content for their new online education service. Although this contract expired on December 31, 2006, the client may continue to utilize the Company’s services. Webcasting Group revenues increased due to, among other factors, a continuation of the past growth in sales of higher priced video webcasts. The number of webcasts produced increased to approximately 1,200 webcasts for the three months ended December 31, 2006, versus approximately 1,000 webcasts for the comparable period in the prior year, and the average revenue per webcast event also increased to approximately $810 for the first quarter of fiscal 2007 as compared to approximately $782 for the first quarter of fiscal 2006.

Onstream Media will hold a conference call on Thursday, February 22, 2007 at 4:15 pm ET to discuss its fiscal 2007 first quarter financial results. Management discussion will be followed by an open Q&A session. Interested parties may listen to the presentation live online at http://www.visualwebcaster.com/event.asp?id=38067 or by calling 1-866-321-0042 (Participant code 416955#) approximately 5 to 10 minutes prior to the start of the call. An audio rebroadcast of the conference call will be archived for one year online at http://www.visualwebcaster.com/event.asp?id=38067.

99.1-2

COMPARATIVE OPERATING HIGHLIGHTS

	For the Three Months Ended December 31:
	(unaudited)
	2006	2005
Revenue	$2,174,513	$1,856,795
Net Loss	$(3,487,445)	$(1,737,542)
Net Loss per common share	$(0.21)	$(0.14)
Weighted average shares outstanding	16,579,373	12,401,540

About Onstream Media:

Founded in 1993, Onstream Media Corporation (Nasdaq: ONSM) is a leading online service provider of live and on-demand, digital media communications and applications. Onstream Media's pioneering Digital Media Services Platform (DMSP) provides its customers with the necessary tools for webcasting, web conferencing and webinars as well as managing digital assets, publishing content on the Internet in various files and formats and establishing e-commerce storefronts to transact business online.

All of Onstream Media's services are focused on increasing productivity and revenues, and reducing capital expenditures and operational costs for any organization in an affordable and highly secure environment. As a result, 78% of the Fortune 100 CEOs and CFOs and almost half of the Fortune 1000 companies have used Onstream Media's services. Select Onstream Media customers include: AOL, AAA, AXA Equitable Life Insurance Company, Discovery Education, Disney, MGM, Deutsche Bank, Rodale, Inc.,Thomson Financial/CCBN, PR Newswire and the U.S. Government. For more information, visit Onstream Media at www.onstreammedia.com or call 954-917-6655.

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to, fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

###

99.1-3